CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
YONGYE INTERNATIONAL, INC.

We consent to the incorporation by reference, in connection with amendment No. 3 on the Form S-3 registration statement of Yongye International, Inc., of our report dated January 25, 2008, relating to the balance sheet of Yongye Biotechnology, Co. as of December 31, 2007 and the related statements of operations and comprehensive income, stockholders’ equity and cash flows for the year then ended.

/s/ Patrizio & Zhao, LLC

PATRIZIO & ZHAO, LLC
Certified Public Accountants and Consultants

Parsippany, New Jersey
November 9, 2009